As filed with the Securities and Exchange Commission on May 1, 2000
                                                    Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                            Portland Brewing Company
             (Exact name of registrant as specified in its charter)
                                 --------------
              Oregon                                93-0865997
   (State or other jurisdiction                  (I.R.S. Employer
   incorporation or organization)             Identification Number)

                   2730 NW 31st Avenue, Portland, Oregon 97210
                    (Address of Principal Executive Offices)
                                 --------------
              Portland Brewing Company Incentive Stock Option Plan
                            (Full Title of the Plans)
                                 --------------
                           Charles A. Adams, President
                            Portland Brewing Company
                   2730 NW 31st Avenue, Portland, Oregon 97210
                            Telephone: (503) 226-7623
(Name, address and telephone number, including area code, of agent for service)

                 A copy of all communications should be sent to:

                              Carmen M. Calzacorta
                           Schwabe, Williamson & Wyatt
                               1211 SE Fifth Ave.
                               Portland, OR 97204
                                  503-222-9981

                         Calculation of Registration Fee

=============================================================================================
                                     Proposed maximum      Proposed maximum       Amount of
Title of Securities  Amount to be   offering price per    aggregate offering    registration
 to be Registered    registered(1)       share(2)               price                fee
-------------------  -------------  ------------------    ------------------    ------------

  Common Stock          236,500            $.54                $127,710            $33.72
(under Incentive
Stock Option Plan)
=============================================================================================

(1) This Registration Statement registers an additional 236,500 shares, for a total of 400,000 shares under the Incentive Stock Option Plan. This Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Incentive Stock Option by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Portland Brewing Company's outstanding shares of Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the price at which the options may be exercised as determined by Registrant's Board of Directors pursuant to the Incentive Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to an amendment to the Portland Brewing Company Incentive Stock Option Plan (the "Plan") providing for an increase in the number of shares of common stock issuable under the Plan. Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Registrant's prior Registration Statement on Form S-8 relating to the Plan (Registration No. 33-93754), filed on June 21, 1995, are incorporated by reference and the balance of this Registration Statement consists only of required opinions, consents and signatures. There is no additional information required in this Registration Statement that was not included in Registrant's prior Registration Statement.


Item 8.    Exhibits

          5.1 Opinion of Schwabe Williamson & Wyatt P.C. (filed with this registration statement).

          23.1 Consent of Arthur Andersen LLP (filed with this registration statement).

          23.2 Consent of Schwabe Williamson & Wyatt P.C (included in Opinion filed as Exhibit 5.1).

          24.1 Powers of Attorney (included on the signature page of this registration statement).

          99.1 Addendum to Registrant's Incentive Stock Option Plan reflecting the increase in the number of shares available for issuance under such plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 28, 2000.

                                           PORTLAND BREWING COMPANY


                                              /s/ Charles A. Adams
                                           By:----------------------------------
                                              Charles A. Adams, Chairman of the
                                              Board, Chief Executive Officer and
                                              Director

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles A. Adams and Glenmore James his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                       Title                        Date

/s/ Charles A. Adams
---------------------------    Chairman of the Board, Chief       April 18, 2000
Charles A. Adams               Executive Officer (Principal
                               Executive Officer) and Director
/s/ Glenmore James
---------------------------    Chief Financial Officer            April 18, 2000
Glenmore James                 (Principal Financial Officer
                               and Principal Accounting Officer
/s/ Frederick L. Bowman
---------------------------    Director                           April 18, 2000
Frederick L. Bowman

/s/ Robert M. MacTarnahan
---------------------------    Director                           April 19, 2000
Robert M. MacTarnahan

/s/ R. Scott MacTarnahan
--------------------------     Director                           April 19, 2000
R. Scott MacTarnahan


--------------------------     Director                           April __, 2000
Howard M. Wall, Jr.

/s/ Steven Goebel
--------------------------     Director                           April 19, 2000
Steven Goebel

/s/ William J. Prenger
--------------------------     Director                           April 19, 2000
William J. Prenger

EXHIBIT INDEX

          5.1 Opinion of Schwabe Williamson & Wyatt P.C. (filed with this registration statement).

          23.1 Consent of Arthur Andersen LLP (filed with this registration statement).

          23.2 Consent of Schwabe Williamson & Wyatt P.C (included in Opinion filed as Exhibit 5.1).

          24.1 Powers of Attorney (included on the signature page of this registration statement).

          99.1 Addendum to Registrant's Incentive Stock Option Plan reflecting the increase in the number of shares available for issuance under such plan.